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                                                                  EXHIBIT (i)(2)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                 June 30, 2004

Van Kampen Growth and Income Fund
1 Parkview Plaza
P.O. Box 5555
Oakbrook Terrace, Illinois 60181-5555

          Re:  Post-Effective Amendment No. 85 to the
               Registration Statement on Form N-1A for
               the Van Kampen Growth and Income Fund
               (the "Registration Statement") (File
               Nos. 2-21657 and 811-1228)
               --------------------------

     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.



                                        Very truly yours,



                                        /s/ Skadden, Arps, Slate,
                                            Meagher & Flom LLP